UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 8, 2014
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THE HOME DEPOT, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	1-8207	95-3261426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2455 Paces Ferry Road, N.W., Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)
(770) 433-8211
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
  __________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On September 8, 2014, The Home Depot®, the world's largest home improvement retailer, confirmed that its payment data systems have been breached, which could potentially impact customers using payment cards at its U.S. and Canadian stores. There is no evidence that the breach has impacted stores in Mexico or customers who shopped online at HomeDepot.com.
While the Company continues to determine the full scope, scale and impact of the breach, there is no evidence that debit PIN numbers were compromised.
Home Depot’s investigation is focused on April forward, and the Company has taken aggressive steps to address the malware and protect customer data. The Home Depot is offering free identity protection services, including credit monitoring, to any customer who used a payment card at a Home Depot store in 2014, from April on.
The investigation began on Tuesday morning, September 2, immediately after the Company received reports from its banking partners and law enforcement that criminals may have hacked its payment data systems.
Since then, the Company’s internal IT security team has been working around the clock with leading IT security firms, its banking partners and the Secret Service to rapidly gather facts and provide information to customers.
Responding to the increasing threat of cyber-attacks on the retail industry, The Home Depot previously confirmed it will roll out EMV "Chip and PIN" to all U.S. stores by the end of this year, well in advance of the October 2015 deadline established by the payments industry.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

By:	/s/ Teresa Wynn Roseborough
Name:	Teresa Wynn Roseborough
Title:	Executive Vice President, General Counsel and Corporate Secretary
Date: September 8, 2014

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